UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 07, 2022

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55256
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Sarah Crescent

Templestowe

Victoria Australia 3106

(Address of principal executive offices)

Phone: +(61) 398464288

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On December 13, 2021, the Board of Directors, with the approval of a majority vote of the shareholders approved the filing of a Certificate of Amendment of Designation of the Company’s Series D Preferred Stock (“Series D Preferred Stock”). The Board of Directors authorized 100,000 shares of the preferred shares to be designated as Series D Preferred Stock. The Series D Preferred Stock has a par value of $0.01, and converts into common stock at a rate of $0.001 for each share of Series D Preferred Stock, the holders of the Series D Preferred Stock may not convert into the holder holding more than 4.99% of the common shares of the Company, and the Series D Preferred Stock have no common stock voting rights.

A copy of the Certificate of Amendment of Designation that was filed with the Nevada Secretary of State on December 13, 2021, is attached hereto as Exhibit 3.01 of this Report and is incorporated by reference herein.

Item 4.01 Changes in the Registrant’s Certifying Accountant.

Item 4.01(a) – Resignation of Auditor

On February 07, 2022, Kibush Capital Corp. (the “Registrant” or “Company”) received from ShineWing Australia a notice of resignation (“SHINEWING “) as the Company’s Independent Registered Public Accounting firm. On February 07, 2022, the Board of Directors of the Company confirmed the resignation.

Since SHINEWING engagement on August 8, 2017 and through SHINEWING ‘ resignation on February 07 2022, there were (1) no disagreements with SHINEWING on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction SHINEWING would have caused SHINEWING to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

SHINEWING audited our financial statements, including our balance sheets as of September 30, 2020 and 2019 and our related statements of operations, changes in stockholders’ equity, and statements of cash flows for the period from August 18, 2017 (inception) through September 30, 2020. The audit report of SHINEWING. on our financial statements for the period stated above (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, but the reports of SHINEWING, for the Audit Period contained a Going Concern paragraph which indicated conditions existed which raised substantial doubt about our ability to continue as a going concern.

We furnished SHINEWING with a copy of this disclosure on February 07, 2022, providing SHINEWING with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of SHINEWING ‘s letter to the SEC is filed as Exhibit 16.1 to this Report.

Item 4.01(b)- Engagement of Auditor

On February 07, 2022, the Registrant engaged “DFK Collins” (““DFK Collins”“) as its new independent registered public accounting firm beginning with the fiscal year ending September 30, 2021. The change in the Registrant’s independent registered public accounting firm was approved by the board of directors. During the most recent fiscal year and through the date of this Current Report, neither the Registrant nor anyone on its behalf consulted with “DFK Collins” regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and none of the following was provided to the Registrant:

(a)	a written report; or (b) oral advice that “DFK Collins” concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

3.01	Copy of the Certificate of Designation of Series D Preferred Stock, dated December 13, 2021, filed with the Nevada Secretary of State	Filed Herewith.

16.01	Letter to the Securities and Exchange Commission from ShineWing Australia a Professional Corporation, dated February 07, 2022	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kibush Capital Corp.

Date: February 07, 2022	By:	/s/ Warren Sheppard
Warren Sheppard
President & CEO